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                                                                    EXHIBIT 21.0



SUBSIDIARIES



                                                       JURISDICTION OF
NAME                                                   INCORPORATION
----                                                   ---------------
Applied Chemical Solutions, Inc.                       Minnesota
FSI International, Ltd.                                Guam
FSI Chemical Management Europe, Ltd.                   England
Semiconductor Systems, Inc.                            California
FSI Chemical Management Company-Korea, Ltd.            Korea




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*FSI International, Inc. also owns interests in Metron Technology B.V. (31.8%)
and m-FSI Ltd. (49%).